Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES FIRST QUARTER 2022 RESULTS

•Net sales declined 7% versus the prior year on constrained supply of semiconductor chips
•Demand for the quarter declined 3% on acute macro factors in January and March; backlog increased 20% since December
•Diluted EPS of $0.09 on lower-than-expected delivered net sales due to worsened external factors
•Updated 2022 EPS outlook to a range of $5.00 to $6.00 per share

MINNEAPOLIS – (April 20, 2022) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended April 2, 2022.

“External factors continue to disrupt global supply and weaken consumer confidence, resulting in increased business complexity and volatility,” said Shelly Ibach, President and CEO. “In this dynamic environment, we remain focused on deepening consumer relationships and innovating for broad relevance while taking decisive actions to address near-term pressures. Our team is highly engaged and resilient, and our business model, liquidity and competitive advantages are strong. We remain steadfast in our commitment to fulfilling our purpose and creating superior long-term shareholder value.”

First Quarter Overview
•Net sales decreased 7% to $527 million while demand decreased 3% for the quarter, reflecting the impact of Omicron in January and the war in Ukraine in late February; excess backlog increased to over $200 million
•Gross margin of 57.3% of net sales was approximately 100 basis points above expectations due to level-loaded delivery efficiencies during the quarter
•Diluted EPS of 9 cents for the first quarter was below expectation of 30 to 40 cents on lower-than-expected delivered net sales

Cash Flows and Liquidity Review
•Generated $25 million in net cash from operating activities in the first quarter, compared with $112 million for the same period last year on constrained current year deliveries and changes in working capital
•Invested $42 million in Sleep Number stock compared to $167 million for the same period last year
•Leverage ratio of 3.4x EBITDAR at the end of the first quarter; more than $400 million of liquidity remains against current revolver
•Return on invested capital (ROIC) of 20.5% for the trailing twelve-month period reflecting two consecutive quarters constrained by electronics component supply

Financial Outlook
The company updated its full-year 2022 diluted EPS outlook to a range of $5.00 to $6.00 per share. The outlook assumes low double-digit net sales growth for 2022 on flat to low single-digit demand growth the balance of the year, while servicing significant excess backlog. The company expects to generate approximately $200 million of cash from operations and anticipates 2022 capital expenditures of $70 million to $80 million.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

Sleep Number Announces First-quarter 2022 Results - Page 2 of 8
About Sleep Number Corporation
Individuality is the foundation of Sleep Number. Our purpose driven company is comprised of over 5,500 passionate team members who are dedicated to our mission of improving lives by individualizing sleep experiences. We have improved over 14 million lives and are positively impacting society’s wellbeing through higher quality sleep.

Our award-winning 360® smart beds are informed by science. They learn from over one billion sleep sessions of highly-accurate, real world sleep data – the cumulation of 14 billion hours’ worth - to automatically adjust to each sleeper and provide effortless comfort and proven quality sleep. Our 360 smart beds deliver individualized sleep health reports and insights, including a daily SleepIQ® score, and are helping to advance meaningful sleep health solutions by applying sleep science and research.

For life-changing sleep, visit SleepNumber.com or one of our 650 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, such as the company’s expectations for full-year 2022 diluted EPS, are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; risks inherent in outbreaks of pandemics or contagious disease, including the COVID-19 pandemic; risks inherent in global-sourcing activities, including tariffs, outbreaks of pandemics or contagious diseases, such as the COVID-19 pandemic, geo-political turmoil, acts of terrorism, global conflicts or war (such as the current conflict in Ukraine), strikes and the potential for shortages in supply or disruption or delay of production and delivery of materials and products in our supply chain; risks of disruption in the operation of any of our main manufacturing, distribution, logistics, home delivery, product development, or customer service facilities or operations; our manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and third parties and our ability to maintain relationships with key suppliers or third parties, including several sole-source suppliers or service providers; rising commodity costs and other inflationary pressures; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our Total Retail distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line, and consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products and the adequacy of our intellectual-property rights to protect our products and brand from competitive or infringing activities; claims that our products, processes, advertising, or trademarks infringe the intellectual-property rights of others; availability of attractive and cost-effective consumer credit options; increasing government regulation; pending or unforeseen litigation and the potential for adverse publicity associated with litigation; the adequacy of our and third-party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and cybersecurity; the costs and potential disruptions to our business related to upgrading or maintaining our information systems; the vulnerability of our and third party information systems to attacks by hackers or other cyber threats that could compromise the security of our systems, result in a data breach or disrupt our business; environmental risks, including increasing environmental regulation and the broader impacts of climate change such as from weather-related events; and our ability, and the ability of our suppliers and vendors, to attract, retain and motivate qualified management, executive and other key team members, including qualified retail sales professionals and managers. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces First-quarter 2022 Results - Page 3 of 8

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	April 2, 2022	% of Net Sales	April 3, 2021	% of Net Sales
Net sales	$527,130	100.0%	$568,256	100.0%
Cost of sales	224,832	42.7%	212,338	37.4%
Gross profit	302,298	57.3%	355,918	62.6%
Operating expenses:
Sales and marketing	240,259	45.6%	223,617	39.4%
General and administrative	41,319	7.8%	42,592	7.5%
Research and development	16,305	3.1%	13,286	2.3%
Total operating expenses	297,883	56.5%	279,495	49.2%
Operating income	4,415	0.8%	76,423	13.4%
Interest expense, net	2,127	0.4%	977	0.2%
Income before income taxes	2,288	0.4%	75,446	13.3%
Income tax expense	214	0.0%	8,812	1.6%
Net income	$2,074	0.4%	$66,634	11.7%

Net income per share – basic	$0.09		$2.63

Net income per share – diluted	$0.09		$2.51

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,760		25,377
Dilutive effect of stock-based awards	831		1,167
Diluted weighted-average shares outstanding	23,591		26,544

Sleep Number Announces First-quarter 2022 Results - Page 4 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	April 2, 2022	January 1, 2022
Assets
Current assets:
Cash and cash equivalents	$1,556	$2,389
Accounts receivable, net of allowances of $1,047 and $924, respectively	24,502	25,718
Inventories	103,212	105,644
Prepaid expenses	22,001	18,953
Other current assets	40,624	54,917
Total current assets	191,895	207,621
Non-current assets:
Property and equipment, net	197,644	195,128
Operating lease right-of-use assets	374,650	371,133
Goodwill and intangible assets, net	69,867	70,468
Other non-current assets	78,529	75,190
Total assets	$912,585	$919,540
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$413,200	$382,500
Accounts payable	177,025	162,547
Customer prepayments	142,005	129,499
Accrued sales returns	20,277	22,368
Compensation and benefits	25,702	51,240
Taxes and withholding	26,293	22,087
Operating lease liabilities	74,046	72,360
Other current liabilities	59,390	64,177
Total current liabilities	937,938	906,778
Non-current liabilities:
Deferred income taxes	312	688
Operating lease liabilities	338,528	336,192
Other non-current liabilities	105,020	100,835
Total non-current liabilities	443,860	437,715
Total liabilities	1,381,798	1,344,493
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,232 and 22,683 shares issued and outstanding, respectively	222	227
Additional paid-in capital	—	3,971
Accumulated deficit	(469,435)	(429,151)
Total shareholders’ deficit	(469,213)	(424,953)
Total liabilities and shareholders’ deficit	$912,585	$919,540

Sleep Number Announces First-quarter 2022 Results - Page 5 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Three Months Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Net income	$2,074	$66,634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,870	14,638
Stock-based compensation	4,133	6,416
Net loss on disposals and impairments of assets	93	78
Deferred income taxes	(376)	1,515
Changes in operating assets and liabilities:
Accounts receivable	1,216	5,948
Inventories	2,432	(946)
Income taxes	1,102	6,847
Prepaid expenses and other assets	10,877	(3,113)
Accounts payable	2,073	12,390
Customer prepayments	12,506	20,552
Accrued compensation and benefits	(25,348)	(34,605)
Other taxes and withholding	3,104	8,912
Other accruals and liabilities	(5,198)	6,332
Net cash provided by operating activities	24,558	111,598

Cash flows from investing activities:
Purchases of property and equipment	(19,604)	(11,546)
Proceeds from sales of property and equipment	10	12
Net cash used in investing activities	(19,594)	(11,534)

Cash flows from financing activities:
Net increase in short-term borrowings	44,712	74,087
Repurchases of common stock	(50,998)	(178,613)
Proceeds from issuance of common stock	531	2,460
Debt issuance costs	(42)	(3)
Net cash used in financing activities	(5,797)	(102,069)

Net decrease in cash and cash equivalents	(833)	(2,005)
Cash and cash equivalents, at beginning of period	2,389	4,243
Cash and cash equivalents, at end of period	$1,556	$2,238

Sleep Number Announces First-quarter 2022 Results - Page 6 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Percent of sales:
Retail stores	84.3%	86.1%
Online, phone, chat and other	15.7%	13.9%
Total Company	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(14%)	12%
Online, phone and chat	5%	116%
Total Retail comparable sales change	(11%)	20%
Net opened/closed stores and other	4%	0%
Total Company	(7%)	20%

Stores open:
Beginning of period	648	602
Opened	13	11
Closed	(8)	(6)
End of period	653	607

Other metrics:
Average sales per store ($ in 000's) [1]	$3,487	$3,196
Average sales per square foot [1]	$1,167	$1,095
Stores > $2 million net sales [2]	82%	71%
Stores > $3 million net sales [2]	46%	33%
Average revenue per smart bed unit [3]	$4,905	$5,030

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.

Sleep Number Announces First-quarter 2022 Results - Page 7 of 8
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Net income	$2,074	$66,634	$89,186	$166,683
Income tax expense	214	8,812	24,947	34,265
Interest expense	2,127	978	7,394	7,642
Depreciation and amortization	15,683	14,519	60,943	60,049
Stock-based compensation	4,133	6,417	20,930	26,179
Asset impairments	103	89	186	388
Adjusted EBITDA	$24,334	$97,449	$203,586	$295,206

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Net cash provided by operating activities	$24,558	$111,598	$212,970	$306,318
Subtract: Purchases of property and equipment	19,604	11,546	74,958	38,295
Free cash flow	$4,954	$100,052	$138,012	$268,023

Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

	Trailing Twelve Months Ended
	April 2, 2022	April 3, 2021
Borrowings under revolving credit facility	$413,200	$314,900
Outstanding letters of credit	5,947	3,997
Finance lease obligations	509	622
Consolidated funded indebtedness	$419,656	$319,519
Capitalized operating lease obligations [1]	629,624	555,903
Total debt including capitalized operating lease obligations (a)	$1,049,280	$875,422

Adjusted EBITDA (see above)	$203,586	$295,206
Consolidated rent expense	104,937	92,650
Consolidated EBITDAR (b)	$308,523	$387,856
Net Leverage Ratio under revolving credit facility (a divided by b)	3.4 to 1.0	2.3 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our credit facility.

Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Net Leverage Ratio under Revolving Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First-quarter 2022 Results - Page 8 of 8
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	April 2, 2022	April 3, 2021
Net operating profit after taxes (NOPAT)
Operating income	$121,527	$208,506
Add: Rent expense [1]	104,937	92,650
Add: Interest income	—	84
Less: Depreciation on capitalized operating leases [2]	(26,311)	(24,258)
Less: Income taxes [3]	(47,503)	(66,118)
NOPAT	$152,650	$210,864

Average invested capital
Total deficit	$(469,213)	$(332,650)
Add: Long-term debt [4]	413,709	315,522
Add: Capitalized operating lease obligations [5]	839,496	741,200
Total invested capital at end of period	$783,992	$724,072

Average invested capital [6]	$746,167	$763,227

Return on invested capital (ROIC) [7]	20.5%	27.6%

1	Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
2
Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 5) for the respective reporting periods with an assumed thirty-year useful life. This life assumption is based on our long-term participation in given markets though specific retail location lease commitments are generally 5 to 10 years at inception. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3	Reflects annual effective income tax rates, before discrete adjustments, of 23.7% and 23.9% for 2022 and 2021, respectively.
4	Long-term debt includes existing finance lease liabilities.
5
A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

6	Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
7	ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.